Registration No. 333-124387

Registration No. 333-114279

Registration No. 333-105422

Registration No. 333-85832

Registration No. 333-55256

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE

AMENDMENT NO. 2

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

sTec, Inc.

(Exact name of registrant as specified in its charter)

California		33-0399154
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification Number)

3001 Daimler Street Santa Ana, California 92705-5812
(Address of principal executive offices)

sTec, Inc. 2000 Stock Incentive Plan

(Full title of the plan)

Michael C. Ray

Secretary

3001 Daimler Street

Santa Ana, California 92705-5812

(949) 476-1180

(Name, address and telephone number of agent for service)

Copies to:

Steve L. Camahort, Esq.

Shearman & Sterling LLP

Four Embarcadero Center, Suite 3800

San Francisco, CA 94111

(415) 616-1100

EXPLANATORY NOTE

sTec, Inc. 2000 Stock Incentive Plan

sTec, Inc. (the “Registrant”) is filing this Post-Effective Amendment No. 2 to Registration Statement on Form S-8 to deregister certain of the securities previously registered for issuance under the sTec, Inc. 2000 Stock Incentive Plan (the “2000 Plan”) by the Registrant pursuant to the following Registration Statements on Form S-8: (i) Form S-8 filed on April 28, 2005 (Registration No. 333-124387), as amended by Post-Effective Amendment No. 1 filed on May 30, 2006, (ii) Form S-8 Filed on April 7, 2004 (Registration No. 333-114279), as amended by Post-Effective Amendment No. 1 filed on May 30, 2006, (iii) Form S-8 filed May 20, 2003 (Registration No. 333-105422), as amended by Post-Effective Amendment No. 1 filed on May 30, 2006, (iv) Form S-8 filed April 8, 2002 (Registration No. 333-85832), as amended by Post-Effective Amendment No. 1 filed on May 30, 2006 and (x) Form S-8 filed on February 9, 2001 (Registration No. 333-55256), as amended by Post-Effective Amendment No. 1 filed on May 30, 2006 (collectively, the “Registration Statements”). The Registration Statements, in aggregate, have registered 8,391,898 shares of common stock of the Registrant under the 2000 Plan. The Registration Statements are hereby amended to deregister all shares of common stock of the Registrant that were previously registered and that remain unissued under the 2000 Plan. After giving effect to this Amendment, there will be no remaining registered shares of common stock available for issuance under the 2000 Plan.

SIGNATURES

Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Ana, State of California on September 12, 2013.

sTec, Inc.

By:	/s/ Michael C. Ray
Name: Michael C. Ray
Title: Secretary

Note: No other person is required to sign this post-effective amendment to the Registration Statement on Form S-8 in reliance on Rule 478 of the Securities Act of 1933, as amended.

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